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                                                                     EXHIBIT 4.5

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


          THIS AGREEMENT, dated Grant Date, is made by and between CALMAT CO., a Delaware corporation, hereinafter referred to as "Company," and Name, an employee of the Company or a Subsidiary of the Company, hereinafter referred to as "Employee";

          WHEREAS, the Company wishes to afford the Employee the opportunity to purchase No. of shares shares of its $1.00 par value Common Stock; and

          WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

          WHEREAS, the Management Development and Compensation Committee of the Company's Board of Directors (hereinafter referred to as the "Committee"), appointed to administer said Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Incentive Stock Option provided for herein to the Employee as an inducement to remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.


SECTION 1.1 - CODE
------------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended.


SECTION 1.2 - OPTION
--------------------

          "Option" shall mean the incentive stock option to purchase common stock of the Company granted under this Agreement.
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SECTION 1.3 - PARENT CORPORATION
--------------------------------

          "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.


SECTION 1.4 - PLAN
------------------

          "Plan" shall mean the Plan


SECTION 1.5 - PRONOUNS
----------------------

          The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.


SECTION 1.6 - SECRETARY
-----------------------

          "Secretary" shall mean the Secretary of the Company.


SECTION 1.7 - SUBSIDIARY
------------------------

          "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.


SECTION 1.8 - TERMINATION OF EMPLOYMENT
---------------------------------------

          "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous re-employment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Termination of Employment; provided, however, that a leave of absence shall constitute a

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Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422A(a)(2) of the Code and the then applicable Regulations and Revenue Rulings under said Section.


                                   ARTICLE II

                                GRANT OF OPTION
                                ---------------


SECTION 2.1 - GRANT OF OPTION
-----------------------------

          In consideration of the Employee's agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Employee the option to purchase any part or all of an aggregate of No. of shares shares of its $1.00 par value Common Stock upon the terms and conditions set forth in this Agreement.


SECTION 2.2 - PURCHASE PRICE
----------------------------

          The purchase price of the shares of stock covered by the Option shall be $ Price per share without commission or other charge.


SECTION 2.3 - CONSIDERATION TO THE COMPANY
------------------------------------------

          In consideration of the granting of this Option by the Company, the Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without good cause.


SECTION 2.4 - ADJUSTMENTS IN OPTION
-----------------------------------

          In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions

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thereof then unexercised, shall be exercisable, to the end that after such event
Employee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 425(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.


                                  ARTICLE III

                            PERIOD OF EXERCISABILITY
                            ------------------------


SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY
--------------------------------------------

               (a) Subject to Section 3.4(b), the Option shall become exercisable in four (4) cumulative installments as follows:

                   (i) The first installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

                   (ii) The second installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on the second anniversary of the date the Option is granted.

                   (iii) The third installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on the third anniversary of the date the Option is granted.

                   (iv) The fourth installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on the fourth anniversary of the date the Option is granted.

               (b) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

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SECTION 3.2 - DURATION OF EXERCISABILITY
----------------------------------------

          The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.


SECTION 3.3 - EXPIRATION OF OPTION
----------------------------------

          The Option may not be exercised to any extent by anyone after the first to occur of the following events:

               (a) The expiration of ten (10) years from the date the Option was granted; or

               (b) If the Employee owned (within the meaning of Section 425(d) of the Code), at the time the Option was granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five
     (5) years from the date the Option was granted; or

               (c) The time of the Employees's Termination of Employment, unless such Termination of Employment results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code) or his being discharged not for good cause; or

               (d) The expiration of three (3) months from the date of the Employee's Termination of Employment by reason of his retirement or his being discharged not for good cause, unless the Employee dies within said three-month period; or

               (e) The expiration of one (1) year from the date of the Employee's Termination of Employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

               (f) The expiration of one (1) year from the date of the Employee's death; or

               (g) Unless the Option is assumed or an equivalent option is substituted by a successor corporation pursuant to Section 3.4(a), the effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets, or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the

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     Company. At least thirty (30) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this
     Section 3.3.


SECTION 3.4 - ASSUMPTION OR ACCELERATION OF EXERCISABILITY
----------------------------------------------------------

          In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets, or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, either:

               (a) The Option shall be assumed or an equivalent option substituted by any successor corporation to the Company. The Company undertakes to make reasonable and adequate provision for such assumption or substitution of the Option upon or in connection with such merger, consolidation, acquisition, liquidation or dissolution; or

               (b) The Committee, by means of the notice referred to in Section 3.3(g), shall provide that the Option shall become exercisable, for a minimum of thirty (30) days prior to such event, as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a).

          The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such assumption, substitution or acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction, and determinations regarding whether reasonable and adequate provisions for assumption or substitution have been made as defined in subsection (a).


SECTION 3.5 - SPECIAL TAX CONSEQUENCES
--------------------------------------

          The Employee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422A of the Code, but without regard to Section 422A(d) of the Code), including the Option, are exercisable for the first time by the Employee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such options shall be treated as not qualifying under Section 422A of the Code but rather shall be taxed as nonqualified options. The Employee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options

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into account in the order in which they were granted. For purposes of these rules, the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.


                                   ARTICLE IV

                               EXERCISE OF OPTION
                               ------------------


SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE
-----------------------------------------

          During the lifetime of the Employee, only he may exercise the Option or any portion thereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.


SECTION 4.2 - PARTIAL EXERCISE
------------------------------

          Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than twenty-five (25) shares (or minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.


SECTION 4.3 - MANNER OF EXERCISE
--------------------------------

          The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

               (a) Notice in writing signed by the Employee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and

               (b) Full payment for the shares with respect to which such Option or portion is thereby exercised:

                    (1)  In cash or by check; or

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                   (2) By delivery of shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company with a fair market value (as determinable under Section 4.2(b) of the Plan) on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

                   (3) With the consent of the Committee, by delivery of a full recourse promissory note bearing interest (at at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                   (4) By means of any combination of the consideration provided in the foregoing subsections (1), (2) and (3); and

               (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option may bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares; and

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               (d) In the event the Option or portion shall be exercised
     pursuant to Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.


SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES
----------------------------------------------------------

          The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

               (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

               (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.


SECTION 4.5 - RIGHTS AS SHAREHOLDER
-----------------------------------

          The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

SECTION 4.6 - PAYMENTS TO OPTIONEES
-----------------------------------

              In its sole and absolute discretion, the Committee may, but shall not be obligated to, direct that the Company pay to an Employee exercising, or disposing of stock acquired under an Incentive Stock Option, an amount of cash (subject to payroll tax withholding) representing

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all or a portion of the tax savings, if any, realized by the Company in connection with such exercise or disposition. Any such payment may, but need not, be made in order to reduce or eliminate differences in taxation to the Employee between an Incentive Stock Option and a Nonqualified Stock Option with equivalent terms.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------


SECTION 5.1 - ADMINISTRATION
----------------------------

          The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may, at any time and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.


SECTION 5.2 - OPTION NOT TRANSFERABLE
-------------------------------------

              Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.


SECTION 5.3 - SHARES TO BE RESERVED
-----------------------------------

          The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

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SECTION 5.4 - NOTICES
---------------------

          Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature thereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.


SECTION 5.5 - TITLES
--------------------

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.


SECTION 5.6 - NOTIFICATION OF DISPOSITION
-----------------------------------------

          The Employee shall give prompt notice to the Company of any disposition or other transfer of any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one
(1) year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

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